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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Cambridge Heart, Inc.;

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001 relating to the financial statements, which appears in Cambridge Heart, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 17, 2002